EXHIBIT 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. §1350, that:

(1)                    The accompanying Annual Report on Form 10-K for the period ended October 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                    The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 30, 2012

/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer
( Principal executive officer )

/s/ Lucas G. Schneider
Lucas G. Schneider
Chief Financial Officer
(Principal financial officer and principal accounting officer )